Fourth Quarter 2015 Financial Results Conference Call February 11, 2016 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons President and Chief Executive Officer

© 2016 Hardinge Inc. www.hardinge.com 2 Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© 2016 Hardinge Inc. www.hardinge.com 3 Sales ($ in millions) $90 $84 $109 $101 $108 $105 $121 $100 $103 $97 $147 $129 $120 $108 $110 2011 2012 2013 2014 2015 North America Europe Asia $329 $342 $334 $29 $26 $29 $25 $28 $31 $23 $22 $21 $31 $33 $20 $31 $31 $28 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 North America Europe Asia $69 $82 Quarterly Net Sales Annual Net Sales Q4 2015 sales impacted by unfavorable FX translation of $2.6 million; Excluding FX impact sales decreased 4% over prior-year period 2015 sales increased 5% excluding $11.4 million unfavorable FX Actual net sales may differ due to rounding. $312 $93 $77 $87 $315

© 2016 Hardinge Inc. www.hardinge.com 4 $342 $334 $329 $312 $315 26.7% 29.0% 28.9% 27.9% 28.7% 2011 2012 2013* 2014* 2015 29.1% 26.4% 28.5% 28.3% 31.0% Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Gross Margin Quarterly Sales & Gross Margin Annual Sales & Adjusted Gross Margin* Strong 4Q gross margin: higher volume of grinding machines, richer configuration mix of grinding products & 0.3 percentage points improvement from early effects of restructuring activities Sales ($ in millions) * Gross Margin for 2013 and 2014 were adjusted to exclude atypical items. Adjusted Gross Margin is a non-GAAP measure. See supplemental slides for Adjusted Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Margin. Amounts shown pertain to continuing operations. Actual net sales may differ due to rounding. $93 $69 $82 $77 $87

© 2016 Hardinge Inc. www.hardinge.com 5 $342 $334 $329 $312 $315 4.9% 6.1% 5.3% 1.7% 2.9% 2011 2012* 2013* 2014* 2015* $93 $69 $82 $77 $87 5.6% (2.0)% 2.9% 2.5% 7.2% Q4 2014* Q1 2015 Q2 2015 Q3 2015* Q4 2015* Operating Margin Quarterly Sales & Adjusted Operating Margin* Annual Sales & Adjusted Operating Margin* Sales ($ in millions) * Operating Margin for all periods shown except for Q1 2015, Q2 2015 and 2011 were adjusted to exclude atypical items. Adjusted Operating Margin is a non-GAAP measure. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin. Actual net sales may differ due to rounding. Q4 and full year 2015 operating margins reflect growth from improved product mix, increased production efficiencies, early effects of restructuring activities and cost control Positives more than offset add’l $1.5 million in 2015 investments in Voumard product line All amounts shown pertain to continuing operations.

© 2016 Hardinge Inc. www.hardinge.com 6 $342 $334 $329 $312 $315 $93 $69 $82 $77 $87 7.1% 8.3% 8.2% 4.8% 5.6% 2011 2012 2013 2014 2015 8.3% 1.3% 5.6% 5.3% 9.2% Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 EBITDA Margin* Quarterly Sales & Adjusted EBITDA & Margin* Annual Sales & Adjusted EBITDA & Margin* Sales ($ in millions) * Adjusted EBITDA & Margin are non-GAAP financial measures. Hardinge believes that the use of Adjusted EBITDA & Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA & Margin reconciliation and other important disclaimers regarding Adjusted EBITDA & Margin. Actual net sales may differ due to rounding. All amounts shown pertain to continuing operations. $7.7 $0.9 $4.6 $4.1 $24.3 $26.9 $14.9 $27.9 $17.7 $8.0

© 2016 Hardinge Inc. www.hardinge.com 7 $4.6 ($1.4) $1.6 $0.8 $5.8 Q4 2014* Q1 2015 Q2 2015 Q3 2015* Q4 2015* Quarterly Adjusted Net Income (Loss)* $12.0 $15.4 $14.9 $2.8 $6.9 2011 2012* 2013* 2014* 2015* Annual Adjusted Net Income* Net Income (Loss) ($ in millions) * Net Income (Loss) for all periods shown except Q1 2015, Q2 2015 and 2011 were adjusted to exclude atypical items. Adjusted Net Income (Loss) is a non- GAAP measure. See supplemental slides for Adjusted Net Income (Loss) reconciliation and other important disclaimers regarding Adjusted Net Income (Loss). All amounts shown pertain to continuing operations.

© 2016 Hardinge Inc. www.hardinge.com 8 ($ in millions) Annual Orders $95 $79 $86 $105 $99 $120 $106 $95 $109 $97 $157 $103 $107 $117 $120 2011 2012 2013 2014 2015 North America Europe Asia $331 $288 $372 $288 Quarterly Orders $32 $27 $27 $20 $25 $31 $32 $22 $23 $20 $32 $34 $28 $29 $29 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 North America Europe Asia $95 $93 $74  Low order levels reflect weak industrial environment  Growing order book for Voumard product line  Unfavorable foreign exchange impact on orders versus prior-year period:  Q4 2015: $2.6 million 2015: $11.9 million Actual orders may differ due to rounding. $77 $316 $72 Geographic Diversity

© 2016 Hardinge Inc. www.hardinge.com 9 ($ in millions) Backlog Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks $47 $56 $59 $60 $46 $48 $61 $55 $45 $48 $10 $11 $11 $11 $8 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Grinding Milling & Turning Workholding Parts & Accessories $128 $116 $102 $105 $125 Backlog by Product Line

© 2016 Hardinge Inc. www.hardinge.com 10 Restructuring to Improve Profitability  Consolidation of certain facilities and restructuring certain operations  Q4 2015 gross margin benefitted by 0.3 points  Incurred $2.7 million of restructuring charges in Q4 and $3.6 million in 2015  Expect to be completed by end of 1H 2016 ($ in millions) Estimated Total Restructuring Charges Charges To-date Estimated Annualized Savings Q4 and YTD 2015 C sh Savings $4.5 $3.6 $4.5 $0.3

© 2016 Hardinge Inc. www.hardinge.com 11 Source: Oxford Economics Autumn 2015 Global Machine Tool Outlook Report Emerging Economies Drive Demand $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Americas Europe Asia World M ac h in e T o ol C o n s u m p ti o n (i n U S $ b ill io n s ) Drivers of Machine Tool Consumption:  Older machines – technologically obsolete  Skilled machinists – shrinking supply  Emerging economies – growing middle class  Global competitiveness – advancing productivity 2015-2019 Forecast CAGR  World ~4%  Asia ~4%  Europe ~4%  Americas ~3% Oxford Economics Machine Tool Forecast $80 billion industry

© 2016 Hardinge Inc. www.hardinge.com 12 2016 Outlook  Limited visibility  North America and Asia machine tool markets impacted by general industrial weakness  European market quoting activity continues to be strong  Restructuring expected to improve profitability profile  Strategic alternative review still in process

NASDAQ: HDNG www.hardinge.com Fourth Quarter 2015 Financial Results Conference Call February 11, 2016

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

© 2016 Hardinge Inc. www.hardinge.com 15 58 57 59 61 61 2011 2012 2013 2014 2015 Emphasis on Productivity and Cash Inventory Turns (Monthly Avg) Receivable Days Outstanding (Monthly Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits  Improved managed working capital to 40% of sales, which is in the upper quartile of the industry • Lowest year-end level since 2011  Machine tool industry requires higher inventory to support customers’ needs 38% 41% 43% 41% 40% 2011 2012 2013 2014 2015 2.1 1.8 1.9 1.9 1.9 2011 2012 2013 2014 2015 Managed Working Capital* as a Percent of Sales (Monthly Avg)

© 2016 Hardinge Inc. www.hardinge.com 16 $147.0 $161.2 $203.8 $169.6 $161.1 $21.5 $20.0 $26.6 $16.2 $11.8 2011 2012 2013 2014 2015 Equity Debt $21.7 $26.9 $34.7 $16.3 $32.8 2011 2012 2013 2014 2015 Financial Strength and Flexibility Capitalization ($ in millions) $19.2 $7.6 $3.9 $3.2 $4.2 2011 2012 2013 2014 2015 (1) Reflects expansion capital investments in China and Switzerland of $17.2 million in 2011 and $3.3 million in 2012 Cash & Cash Equivalents Capital Expenditures (1) (1)

© 2016 Hardinge Inc. www.hardinge.com 17 Adjusted Gross Profit & Margin Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013 and 2014 were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q4 Q1 Q2 Q3 Q4 2011 2012 2013 2014 2015 2014 2015 2015 2015 2015 Sales $ 341.6 $ 334.4 $ 329.5 $ 311.6 $ 315.3 $ 93.0 $ 69.1 $ 82.4 $ 76.8 $ 87.0 Cost of sales 250.5 237.6 236.2 224.8 224.9 66.0 50.9 58.9 55.1 60.0 Gross profit 91.1 96.8 93.3 86.8 90.4 27.0 18.2 23.5 21.7 27.0 Inventory step-up charge - - 1.9 0.1 - - - - - - Adjusted gross profit $ 91.1 $ 96.8 $ 95.2 $ 86.9 $ 90.4 $ 27.0 $ 18.2 $ 23.5 $ 21.7 $ 27.0 Adjusted gross margin 26.7% 29.0% 28.9% 27.9% 28.7% 29.1% 26.4% 28.5% 28.3% 31.0%

Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)	2011	2012	2013	2014	2015
Net income (loss)	$ 12.0	$ 17.9	$ 9.9	$ (2.1)	$ 2.6
Impairment charges	-	-	6.2	5.4	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	-	-	(5.5)	(0.2)	-
Gain on purchase of business	-	-	-	(0.5)	-
Inventory step-up charge	-	-	1.9	0.1	-
Acquisition transaction expenses	-	0.2	2.2	0.1	-
Restructuring expenses	-	-	-	-	3.6
Professional fees for strategic review process	-	-	-	-	0.7
Other adjustments	-	(2.7)	0.2	-	-
Adjusted net income	12.0	15.4	14.9	2.8	6.9
Plus: Interest expense, net	0.2	0.7	1.0	0.7	0.4
Adjusted income tax expense	4.4	4.3	1.4	1.6	1.9
Adjusted operating income	16.6	20.4	17.3	5.1	9.2
Depreciation and amortization expense	7.7	7.5	9.6	9.8	8.5
Adjusted EBITDA	$ 24.3	$ 27.9	$ 26.9	$ 14.9	$ 17.7
Sales	$341.6	$334.4	$329.5	$311.6	$ 315.3
Adjusted operating margin	4.9%	6.1%	5.3%	1.7%	2.9%
Adjusted EBITDA margin	7.1%	8.3%	8.2%	4.8%	5.6%

Net Income (Loss), Operating Income, Operating Margin, EBITDA and EBITDA Margin in 2012, 2013, 2014 and 2015 were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

TURNING MILLING GRINDING WORKHOLDING ROTARY CHUCKS

© 2016 Hardinge Inc.

www.hardinge.com 18

© 2016 Hardinge Inc. www.hardinge.com 19 Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin ($ in millions) Quarterly Net Income (Loss) , Operating Income (Loss) , Operating Margin, EBITDA and EBITDA Margin in Q4 2014, Q3 2015 and Q4 2015 were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Net income (loss) 4.5$ (1.4)$ 1.6$ (0.3)$ 2.7$ Acquisition transaction expenses 0.1 - - - - Restructuring expenses - - - 0.9 2.7 Professional fees for strategic review process - - - 0.3 0.4 Adjusted net income (loss) 4.6 (1.4) 1.6 0.9 5.8 Plus: Interest expense, net 0.2 0.1 0.1 0.1 0.1 Adjusted income tax expense (benefit) 0.4 (0.1) 0.7 0.9 0.4 Adjusted operating income (loss) 5.2 (1.4) 2.4 1.9 6.3 Depreciation and amortization expense 2.5 2.3 2.2 2.3 1.7 Adjusted EBITDA 7.7$ 0.9$ 4.6$ 4.2$ 8.0$ Sales 93.0 69.1 82.4 76.8 87.0 Adjusted operating margin 5.6% (2.0)% 2.9% 2.5% 7.2 % Adjusted EBITDA margin 8.3% 1.3% 5.6% 5.5% 9.2%

Quarterly Financial Appendix

HARDINGE

(in millions, except per share data)	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015
Sales	$ 70.9	$ 78.9	$ 68.9	$ 93.0	$ 69.1	$ 82.4	$ 76.8	$ 87.0
Cost of sales	51.7	56.9	50.2	66.0	50.9	58.9	55.1	60.0
Gross profit	19.2	22.0	18.7	27.0	18.2	23.5	21.7	27.0
Gross profit margin	*27.1%*	*27.9%*	*27.1%*	*29.1%*	*26.4%*	*28.5%*	*28.3%*	*31.0%*
Selling, general and administrative expenses	19.1	20.1	20.1	21.7	19.6	21.1	19.9	20.7
Restructuring charges	-	-	-	-	-	-	0.9	2.7
Impairment charges	-	-	5.8	-	-	-	-	-
Other expense (income)	0.4	0.3	(0.3)	0.2	-	-	0.2	0.4
(Loss) income from operations	(0.3)	1.6	(6.9)	5.1	(1.4)	2.4	0.7	3.2
Operating margin	*(0.4)%*	*2.1 %*	*(10.0)%*	*5.5 %*	*(2.0)%*	*2.9 %*	*1.0 %*	*3.7 %*
Interest expense, net	0.2	0.1	0.2	0.2	0.1	0.1	0.1	0.1
(Loss) income from continuing operations before income taxes	(0.5)	1.5	(7.1)	4.9	(1.5)	2.3	0.6	3.1
Income tax expense (benefit)	0.2	0.2	0.5	0.4	(0.1)	0.7	0.9	0.4
(Loss) income from continuing operations	$ (0.7)	$ 1.3	$ (7.6)	$ 4.5	$ (1.4)	$ 1.6	$ (0.3)	$ 2.7
Income from discontinued operations, and gain from disposal of discontinued operation, net of tax	0.2	-	-	-	-	-	-	-
Net (loss) income	$ (0.5)	$ 1.3	$ (7.6)	$ 4.5	$ (1.4)	$ 1.6	$ (0.3)	$ 2.7
Basic (loss) earnings per share								
Continuing operations	$ (0.05)	$ 0.11	$ (0.60)	$ 0.36	$ (0.11)	$ 0.12	$ (0.03)	$ 0.22
Discontinued operations	0.01	-	-	-	-	-	-	-
(Loss) earnings per share	$ (0.04)	$ 0.11	$ (0.60)	$ 0.36	$ (0.11)	$ 0.12	$ (0.03)	$ 0.22
Diluted (loss) earnings per share								
Continuing operations	$ (0.05)	$ 0.11	$ (0.60)	$ 0.35	$ (0.11)	$ 0.12	$ (0.03)	$ 0.21
Discontinued operations	0.01	-	-	-	-	-	-	-
(Loss) earnings per share	$ (0.04)	$ 0.11	$ (0.60)	$ 0.35	$ (0.11)	$ 0.12	$ (0.03)	$ 0.21
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	12.5	12.7	12.7	12.7	12.7	12.8	12.8	12.8
Weighted avg. shares outstanding: Diluted	12.5	12.8	12.7	12.8	12.7	12.9	12.8	12.9

Actual amounts may differ due to rounding.

© 2016 Hardinge Inc.

www.hardinge.com 20